                                                                    EXHIBIT 10.6


                          POPEYES CHICKEN & BISCUITS
                             DEVELOPMENT AGREEMENT
                                  (EXCLUSIVE)



                                    BETWEEN


                             AFC ENTERPRISES, INC.


                                      AND


                       _________________________________



                                                          Dev. Agr. No.:________
                                                          No. Options:__________
                                                          Date:_________________

                             AFC ENTERPRISES, INC.

                           POPEYES CHICKEN & BISCUITS
                             DEVELOPMENT AGREEMENT
                                  (Exclusive)

                               TABLE OF CONTENTS
                               -----------------

I.         GRANT....................................................  2

II.        DEVELOPMENT FEE..........................................  3

III.       DEVELOPMENT SCHEDULE.....................................  3

IV.        FRANCHISED UNIT OPENINGS.................................  3

V.         DEFAULT AND TERMINATION..................................  5

VI.        TRANSFERABILITY OF INTEREST..............................  7

VII.       CONFIDENTIAL INFORMATION................................. 10

VIII.      COVENANTS................................................ 11

IX.        NOTICES.................................................. 12

X.         NON-WAIVER............................................... 13

XI.        INDEPENDENT CONTRACTOR AND INDEMNIFICATION............... 13

XII.       APPROVALS................................................ 14

XIII.      ACKNOWLEDGMENT........................................... 14

XIV.       SEVERABILITY AND CONSTRUCTION............................ 15

XV.        ENTIRE AGREEMENT AND APPLICABLE LAW...................... 16

EXHIBIT A - DEVELOPMENT SCHEDULE.................................... 18

EXHIBIT B - TERRITORY............................................... 19

EXHIBIT C - FRANCHISE AGREEMENT..................................... 20

                             AFC ENTERPRISES, INC.

                           POPEYES CHICKEN & BISCUITS
                             DEVELOPMENT AGREEMENT
                                  (Exclusive)



          THIS AGREEMENT (the "Agreement"), made this ______ day of __________________________, 19___, by and between AFC ENTERPRISES, INC. (f/k/a
AMERICA'S FAVORITE CHICKEN COMPANY), a Minnesota corporation, with its principal place of business at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352, U.S.A. ("Franchisor") and
____________________________________________________________________
("Developer").


                                  WITNESSETH:

          WHEREAS, Franchisor owns a unique system for opening and operating restaurants ("Popeyes Restaurant(s)") specializing in the preparation, merchandising, advertising and sale of Popeyes uniquely seasoned fried chicken and other quick-service menu items developed and owned by Franchisor (the "Popeyes System" or the "System");

          WHEREAS, the distinguishing characteristics of the Popeyes System include, without limitation, the names "Popeyes" and "Popeyes Chicken & Biscuits"; the distinguishing characteristics of which include, without limitation, uniform and distinctive building designs, interior and exterior layouts, trade dress, equipment layout standards and specifications, development and maintenance of sources of supply, operating procedures for sanitation and maintenance, food and beverage storage procedures, service procedures, and secret food preparation recipes and batter mixes, standards and specifications for equipment, equipment layouts, products, operating procedures and management programs, all of which may be changed, improved and further developed by Franchisor from time to time;

          WHEREAS, Franchisor identifies the Popeyes System by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including, but not limited to, the marks "Popeyes" and "Popeyes Chicken & Biscuits" and such other trade names, service marks, and trademarks as are now, or may hereafter, be designated by Franchisor for use in connection with the System ("Proprietary Marks");

          WHEREAS, Franchisor continues to develop, use, and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder in the Popeyes System and to represent the Popeyes System's high standards of quality, appearance, and service;

          WHEREAS, Developer wishes to be assisted, trained and licensed by Franchisor as a Popeyes developer and franchisee and licensed to use, in connection therewith, the Popeyes System;

          WHEREAS, Developer understands the importance of the Popeyes System and Popeyes high and uniform standards of quality, cleanliness, appearance, and service, and the necessity of opening and operating Developer's Popeyes Restaurants in conformity with the Popeyes System; and

          WHEREAS, Developer wishes to obtain the right to develop Popeyes Restaurants ("Franchised Units") in the area described in this Agreement and to use the Popeyes System in connection with those Franchised Units;

          NOW, THEREFORE, the parties hereto agree as follows:


I.   GRANT

     1.01. Franchisor hereby grants the Developer, subject to the terms and conditions of this Development Agreement and as long as Developer shall not be in default of this Agreement or any other development, franchise or other agreement between Developer and Franchisor, development rights to obtain franchises to establish and operate ________ Franchised Units, and to use the Popeyes System solely in connection therewith, at specific locations to be designated in separate franchise agreements ("Franchise Agreements"), executed as provided in Section 3.01. hereof, and pursuant to the schedule set forth in Exhibit A to this Agreement ("Development Schedule"). Each Franchised Unit developed pursuant hereto shall be located in the area described in Exhibit B hereto "(Development Area").

     1.02. Subject to the terms and conditions herein, Franchisor shall neither establish nor license anyone other than Developer to establish a Franchised Unit in the Development Area until sixty (60) days after the commencement of operations of the final Franchised Unit under this Agreement, without Developer's prior written consent.

     1.03. Each Franchised Unit for which a development right is granted hereunder shall be established and operated pursuant to a Franchise Agreement to be entered into between Developer and Franchisor in accordance with Section
3.01. hereof.

     1.04. This Agreement is not a franchise agreement, and does not grant the Developer any right to use Franchisor's Proprietary Marks or the Popeyes System, but merely sets forth the terms and conditions under which Developer will be entitled to obtain a franchise agreement.

     1.05. Developer shall have no right under this Agreement to license others under the Proprietary Marks or to use the Popeyes System.

II.  DEVELOPMENT FEE

     In consideration of the development rights granted herein, Developer has paid to the Franchisor upon execution of this Agreement a non-refundable development fee of __________________________________ Dollars ($_____________)
which development fee has been fully earned by Franchisor for administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of the rights granted Developer herein.


III. DEVELOPMENT SCHEDULE

     3.01. Developer shall exercise each development right granted herein only by executing a Franchise Agreement for each Franchised Unit for a site accepted by the Franchisor in the Development Area as hereinafter provided. Developer's right to execute such a Franchise Agreement shall be contingent upon Developer's continuous performance of all of the terms and conditions of this Agreement and any other development, franchise or other agreements between Developer and Franchisor. The Franchise Agreement for each Franchised Unit developed pursuant to this Agreement shall be in the form of the Franchise Agreement attached hereto as Exhibit C.

     3.02. Recognizing that time is of the essence in this Agreement, Developer agrees to exercise the development rights granted hereunder in the manner specified in Section IV hereof and to satisfy the Development Schedule. Failure by Developer to adhere to the Development Schedule shall constitute a default under this Agreement, as provided in Section 5.03. hereof.

     3.03. In addition to the development fee required by Section II hereof, Developer shall pay (i) an initial franchise fee for each Restaurant developed hereunder in the amount of Fifteen Thousand Dollars ($15,000) upon execution of a Franchise Agreement for each such Franchised Unit, all of which amount shall be non-refundable and fully earned by Franchisor upon execution of the Franchise Agreement for a Franchised Unit.


IV.  FRANCHISED UNIT OPENINGS

     4.01. Developer shall submit a proposed site for each Franchised Unit for acceptance by Franchisor. Franchisor shall, provided there exists no default by Developer under this Agreement or any other development, franchise or other agreement between Developer and Franchisor, evaluate each site proposed and shall promptly, but not more than 30 days after receipt of Developer's proposal, send to Developer written notice of acceptance or non-acceptance of the site. Site approval does not assure that a Franchise Agreement will be executed. Execution of the Franchise Agreement is contingent upon Developer purchasing or leasing the proposed site and securing acceptance the final plans and specifications as provided below.

     4.02. Within ninety (90) days after notice of Franchisor's site acceptance, Developer shall:

            A. Submit, in writing to Franchisor, satisfactory proof to Franchisor that Developer:

                (i)    owns the accepted site;

                (ii) has leased the accepted site for a term which, with renewal options, is not less than the initial term of the Franchise Agreement; or

                (iii) has entered into a written agreement to purchase or to lease the accepted site on terms provided herein, subject only to obtaining necessary governmental permits. If Developer leases the accepted site, the lease must provide: (a) that, in the event Developer defaults under or otherwise ceases operating the Franchised Unit at the accepted site during the term of the lease, Franchisor shall have the right, at its option, to assume Developer's position under the lease;
         (b) that, in the event Developer defaults under the lease, notice of the default shall immediately be forwarded to Franchisor; and (c) that Franchisor shall have the right, upon default under the lease or other cessation of operation at the accepted site, to make the modifications and alterations to the Franchised Unit set forth in Section 16.01.D. of the Franchise Agreement. The proof required by this Section includes, but is not limited to, submission of executed copies of all leases and deeds, as well as all governmental approvals if effectiveness of the leases or deeds is conditioned thereon.

            B. Submit to Franchisor, and obtain Franchisor's written approval of, the final and complete plans and specifications for the construction (or renovation) and decoration of the Franchised Unit, which must be in conformity with Franchisor's standards and specifications for Franchised Units, as set out in the current Confidential Operating Standards Manual (as defined in the Franchise Agreement) or otherwise in writing (hereinafter, the "Construction Plans"). The final Construction Plans shall include, but are not limited to, floor plans, equipment layouts, decor, and interior and exterior elevations.

            C. Execute the Franchise Agreement and pay all fees required thereunder. If Developer is a partnership, each general partner shall, and if Developer is a corporation, each stockholder holding a beneficial interest of five percent (5%) or more of the securities with voting rights of Developer or any corporation directly or indirectly controlling Developer shall, guarantee the performance of the Franchise Agreement by executing the Franchisor's Franchise Agreement Guarantee form. Franchisor shall not approve the final construction plans until the Franchise Agreement is executed and all fees are paid by Franchisee.

     4.03.  Developer shall procure the insurance coverage provided for in
Section XI of the Franchise Agreement, prior to commencement of construction of a Franchised Unit, and shall maintain such insurance coverage throughout the term of the Franchise Agreement.

     4.04. No more than thirty (30) days after the Franchisor approves Developer's Construction Plans, Developer shall commence construction or renovation of the Franchised Unit. If commencement of construction or renovation is delayed by a cause beyond the reasonable control of Developer, the date upon which commencement of construction or renovation is to begin may be extended by obtaining written approval of Franchisor.

     4.05. Upon commencement of construction or renovation of the Franchised Unit, Developer shall notify Franchisor on such form as Franchisor may prescribe.

     4.06. Developer shall have completed construction or renovation and commenced operation of the Franchised Unit within one-hundred eighty (180) days from execution of the Franchise Agreement as provided in Section 4.02.C. hereof. Franchisor may, in its sole discretion, extend this period to address unforeseen construction delays, not within the control of Developer. Nothing herein shall be deemed to relieve Developer of the obligation of complying with the Development Schedule.

     4.07. At least ten (10) days prior to the proposed commencement of operation of each Franchised Unit, Developer shall notify Franchisor of such proposed opening. If the Franchised Unit is Developer's first Franchised Unit opened hereunder, Franchisor shall provide a representative to be present at the opening. The Franchised Unit shall not be opened unless such representative is present. Should commencement of operation of the Franchised Unit be delayed by the failure of Franchisor to provide such a representative, the date upon which commencement of operation of the Franchised Unit is required pursuant to Exhibit A of this Agreement, shall be extended until such time as such assistance is provided by Franchisor.


V.   DEFAULT AND TERMINATION

     5.01. The rights granted to Developer in this Agreement have been granted based upon Developer's representations and assurances, among others, that the conditions set forth in Sections III and IV of this Development Agreement will be met by Developer in a timely manner.

     5.02. Developer shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer shall become insolvent or make a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Developer or such a petition is filed against Developer and not opposed by Developer; or if Developer is adjudicated bankrupt or insolvent; or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under the applicable law of any jurisdiction should be instituted by or against Developer;

or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed); or if Developer is dissolved; or if execution is levied against Developer's property or business; or if suit to foreclose any lien or mortgage against the premises or equipment of any Franchised Unit developed hereunder is instituted against the Developer and not dismissed within thirty (30) days; or if the real or personal property of any Franchised Unit developed hereunder shall be sold after levy thereupon by any sheriff, marshall, or constable.

     5.03. If Developer fails to comply with the Development Schedule or any other terms of this Agreement, or fails to obtain Franchisor's approval of a site or construction plans and specifications prior to commencement of construction, or fails to comply with any terms or conditions of any franchise agreement covering a Franchised Unit established hereunder, or any other agreement between Developer or any affiliate of Developer and Franchisor or any affiliate of Franchisor, such action shall constitute a default under this Development Agreement. Upon such default, Franchisor, in its discretion, may, effective immediately upon the mailing of written notice by Franchisor to Developer, do any one or more of the following:

            A. Terminate this Agreement and all rights granted hereunder without affording the Developer any opportunity to cure the default;

            B. Reduce the number of Franchised Units which Developer may establish pursuant to Section 1.01. of this Agreement;

            C.  Terminate the territorial exclusivity granted Developer in
            Section 1.01. hereof or reduce the area of territorial exclusivity granted Developer hereunder;

            D. Withhold evaluation or approval of site proposal packages and refuse to permit the opening of any Franchised Unit then under construction or otherwise not ready to commence operations; or

            E. Accelerate the Development Schedule set forth in Exhibit A hereto.

     In addition to the foregoing, Franchisor shall be entitled to pursue any other remedies available hereunder or at law or in equity.

     5.04. Upon termination of this Agreement, Developer shall have no right to establish or operate any Franchised Unit for which a Franchise Agreement has not been executed by Franchisor and delivered to Developer at the time of termination; and Franchisor shall be entitled to establish, and to license others to establish, Franchised Units in the Development Area, except as may be provided under any other agreement which is then in effect between Franchisor and Developer.

     5.05. A default in the Development Schedule under this Development Agreement shall not constitute a default under any existing Franchise Agreement between the parties hereto.

VI.  TRANSFERABILITY OF INTEREST

     6.01.  Transfer by Franchisor.  This Agreement shall inure to the benefit
            ----------------------
of the successors and assigns of Franchisor. Franchisor shall have the right to transfer or assign its interest in this Agreement to any person, persons, partnership, association, or corporation. If Franchisor's assignee assumes all the obligations of Franchisor hereunder and sends written notice of the assignment so attesting, Developer agrees promptly to execute a general release of Franchisor, and any affiliates of Franchisor, from claims or liabilities of Franchisor under this Agreement.

     6.02.  Transfer by Developer.  Developer understands and acknowledges that
            ---------------------
the rights and duties set forth in this Agreement are personal to Developer, and that Franchisor has granted this Agreement in reliance on Developer's business skill and financial capacity. Accordingly, neither (i) Developer, nor (ii) any immediate or remote successor to Developer, nor (iii) any individual, partnership, corporation or other legal entity which directly or indirectly owns any interest in the Developer or in this Development Agreement, shall sell, assign, transfer, convey, donate, pledge, mortgage, or otherwise encumber any direct or indirect interest in this Agreement or in Developer without the prior written consent of Franchisor. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor, shall be null and void, and shall constitute a material breach of this Agreement, for which Franchisor may then terminate without opportunity to cure pursuant to Section 5.03. of this Agreement. Notwithstanding anything in this Agreement to the contrary, Developer understands and acknowledges that individual development rights to obtain franchises to establish and operate Franchised Units may not be transferred except in connection with a transfer of this Development Agreement, together with all remaining development options due to be developed under this Agreement, in accordance with the conditions set forth herein.

     6.03.  Conditions for Consent.  Franchisor shall not unreasonably withhold
            ----------------------
its consent to any transfer referred to in this Section hereof for the remainder of the term hereof, when requested; provided, however, that prior to the time of transfer:

     A.  Developer shall not be in default of the Development Schedule;

     B. The transfer must be in conjunction with a simultaneous transfer to the same transferee of all Franchised Units operated by Developer under the Popeyes System within the same DMA('s) as the remaining development options;

     C. All of Developer's accrued monetary obligations to Franchisor and its subsidiaries and affiliates shall have been satisfied;

     D. Developer shall have agreed to remain obligated under the covenants contained in Sections VII and VIII hereof as if this Agreement had been terminated on the date of the transfer;

     E. The transferee must be of good moral character and reputation, in the reasonable judgment of the Franchisor;

     F. The transferee shall have demonstrated to the Franchisor's satisfaction, by meeting with the Franchisor or otherwise at Franchisor's option, that the transferee's qualifications meet the Franchisor's then current criteria for new developers;

     G. The parties must execute a written assignment, in a form satisfactory to Franchisor, pursuant to which the transferee shall assume all of the obligations of the individual or entity which is the transferor under this Agreement and pursuant to which Developer shall generally release any and all claims it might have against Franchisor as of the date of the assignment;

     H. The transferee must, at Franchisor's option, execute the then-current form of Development Agreement and such other then-current ancillary agreements as Franchisor may reasonably require. The then-current form of Development Agreement may have significantly different provisions, provided, however, that Exhibits A and B hereto shall be Exhibits A and B to such development agreement;

     I. If the transferee is a partnership, the partnership agreement shall provide that further assignments or transfers of any interest in the partnership are subject to all restrictions imposed upon assignments and transfers in this Agreement;

     J. Developer shall, at Franchisor's option and request, execute a written guarantee of the transferee's obligations under the Agreement, which such guarantee shall not exceed a period of three (3) years from the date of transfer; and

     K. The Developer or the transferee shall have paid to Franchisor a transfer fee of Five Thousand Dollars ($5,000), to cover Franchisor's administrative expenses in connection with the transfer, but no development fees shall be charged by Franchisor for a transfer. If the transferee is a corporation formed by Developer for the convenience of ownership and in which the Developer is the sole shareholder, no transfer fee shall be required.

     6.04.  Grant of Security Interest.  Developer shall grant no security
            --------------------------
interest in this Agreement unless the secured party agrees that, in the event of any default by Developer under any documents related to the security interest,
(i) Franchisor shall be provided with notice of default and be given a reasonable time within which to cure said default, (ii) Franchisor shall have the right and option to be substituted as obligor to the secured party and to cure any default of Developer or to purchase the rights of the secured party upon payment of all sums then due to such secured party, except such amounts which may have become due as a result of any acceleration of the payment dates based upon the Developer's default, and (iii) such other requirements as Franchisor, in its sole discretion, deems reasonable and necessary to protect the integrity of the Proprietary Marks and the Popeyes System.

     6.05.  Death or Mental Incapacity.  Upon the death or mental incapacity of
            --------------------------
any person with an interest in this Agreement or in Developer, the executor, administrator, or personal representative of such person shall transfer his interest to a third party approved by Franchisor within twelve (12) months after such death or mental incapacity. Such transfer, including, without limitation, transfer by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or
    ----- -----
inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Section VI, the personal representative of the deceased Developer shall have a reasonable time, but no more than eighteen (18) months after the death of the Developer, to dispose of the deceased's interest in this Agreement and the business conducted pursuant hereto, which disposition shall be subject to all the terms and conditions for assignments and transfers contained in this Agreement. If the interest is not disposed of within twelve (12) or eighteen (18) months, whichever is applicable, Franchisor may terminate this Agreement pursuant to Section 5.03. hereof.

     6.06.  Right of First Refusal.  Any party holding any interest in this
            ----------------------
Agreement or in Developer, and who desires to accept any bona fide offer from a
                                                         ---- ----
third party to purchase such interest, shall notify Franchisor in writing of such offer within ten (10) days of receipt of such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within sixty
(60) days from the date of notice to the seller of the election to purchase by Franchisor. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section 6.06. shall not constitute a waiver of any other provisions of this Agreement, including all of the requirements of this Section VI, with respect to a proposed transfer.

     In the event the consideration, terms, and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest in this Agreement, Developer, or Developer's business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time as to the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding upon the parties.

     6.07.  Offerings by Developer.  Securities or partnership interests in
            ----------------------
Developer may be offered to the public, by private offering or otherwise, only with the prior written consent of Franchisor, which consent shall not be unreasonably withheld. All materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No offering of such securities shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in the underwriting, issuance, or offering of securities by Developer or Franchisor; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Developer and Franchisor. Developer and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Developer shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement any offering or other transaction covered by this Section 6.07.


VII. CONFIDENTIAL INFORMATION

     7.01. Developer shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation, any confidential information, knowledge, or know-how concerning the construction and methods of operation of any Franchised Unit which may be communicated to Developer, or of which Developer may be apprised, by virtue of Developer's operation under the terms of this Agreement. Developer shall divulge such confidential information only to such employees of Developer as must have access to it in order to exercise the development rights granted hereunder and to establish and operate the Franchised Units pursuant to the Franchise Agreement and as Developer may be required by law, provided, Developer shall give Franchisor prior written notice of any such required disclosure immediately upon receipt of notice by Developer in order for Franchisor to have the opportunity to seek a protective order or take such other actions as it deems appropriate under the circumstances.

     7.02. Any and all information, knowledge, and know-how, including, without limitation, drawings, materials, equipment, recipes, prepared mixtures or blends of spices or other food products, and other data, which Franchisor designates as confidential, and any information, knowledge, or know-how which may be derived by analysis thereof, shall be deemed confidential for purposes of this Development Agreement, except information which Developer can demonstrate came to Developer's attention prior to disclosure thereof by Franchisor or which, at the time of disclosure thereof by Franchisor to Developer, had become a part of the public domain, through publication or communication by others or which, after disclosure to Developer by Franchisor, becomes a part of the public domain, through publication or communication by others.

     7.03. Developer shall require all of Developer's employees, as a condition of their employment, to execute a confidentiality agreement, as provided in writing by Franchisor, prohibiting them during the term of their employment, or thereafter, from communicating, divulging, or using for the benefit of any person, persons, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the methods of operation of the franchised business which may be acquired during the term of their employment with Developer. A duplicate original of each such agreement shall be provided to Franchisor upon execution.


VIII.  COVENANTS

     8.01. Developer specifically acknowledges that, pursuant to this Agreement, Developer will receive valuable specialized training and confidential information, including, without limitation, information regarding the operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Developer covenants that, during the term of this Agreement, except as otherwise approved in writing by Franchisor, Developer (who, unless otherwise specified, shall include for purposes of this Section VIII, collectively and individually, all officers, directors and holders of a beneficial interest of five percent (5%) or more of the securities with voting rights of Developer, and of any corporation directly or indirectly controlling Developer, if Developer is a corporation, and the general partners and any limited partners, including any corporation and the officers, directors and holders of beneficial interests of five percent (5%) or more of the securities with voting rights, of a corporation which controls, directly or indirectly, any general or limited partner, if Developer is a partnership) shall not, either directly or indirectly, for Developer or through or on behalf of, or in conjunction with, any person, persons, partnership, or corporation:

            A. Divert or attempt to divert any business or customer of the Franchised Units to be developed hereunder to any competitor by direct or indirect inducements or otherwise, or to do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System;

            B. Employ or seek to employ any person who is at the time employed by Franchisor or by any other Popeyes franchisees or otherwise, or directly or indirectly induce such person to leave his or her employment; or

            C. Own, maintain, operate, engage in, or have an interest in any fast food (either takeout, on premises consumption, or a combination thereof) restaurant that specializes in the sale of chicken ("Chicken Restaurant"); provided, however, that the term "Chicken Restaurant" shall not apply to any business operated by Developer under a franchise agreement with Franchisor or an affiliate of Franchisor.

     8.02. Developer covenants that, except as otherwise approved in writing by the Franchisor, Developer shall not, either directly or indirectly, for itself or through or on behalf of, or in conjunction with, any person, persons, partnership or corporation, during the term hereof or for two (2) years following expiration or termination of this Agreement, regardless of the cause for termination, own, maintain, engage in, or have an interest in any Chicken Restaurant which is located within a radius of ten (10) miles of the location of any restaurant under the Popeyes System which is in existence as of the date of expiration or termination of this Agreement.

     8.03. At Franchisor's request, Developer shall require and obtain execution of covenants similar to those set forth in this Section VIII (including covenants applicable upon the termination of a person's relationship with Developer) from all officers, directors, and holders of a direct or indirect beneficial ownership interest of five percent (5%) or more in Developer. Every covenant required by this Section 8.03. shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary of such covenants with the independent right to enforce them. Failure by Developer to obtain execution of a covenant required by this Section 8.03. shall constitute a material breach of this Agreement.


IX.  NOTICES

     Any and all notices required or permitted under this Agreement shall be in writing and shall be delivered by any means which will provide evidence of the date received to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Franchisor:  Franchise Department
                        AFC Enterprises, Inc.
                        Six Concourse Parkway, Suite 1700
                        Atlanta, Georgia  30328-5352
                        cc: Legal Department

Notices to Developer:   _________________________________
                        _________________________________
                        _________________________________
                        Attention: ______________________


     All written notices and reports permitted or required to be delivered by the provisions of this Agreement shall be addressed to the party to be notified at its most current principal business address of which the notifying party has been notified and shall be deemed so delivered (i) at the time delivered by hand; (ii) one (1) business day after sending by telegraph, facsimile or comparable electronic system; or (iii) if sent by registered or certified mail or by other means which affords the sender evidence of delivery, on the date and time of receipt or attempted delivery if delivery has been refused or rendered impossible by the party being notified.

X.   NON-WAIVER

     No failure of Franchisor to exercise any power reserved to it in this Agreement, or to insist upon compliance by Developer with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms of this Agreement. Waiver by Franchisor of any particular default shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of Franchisor to exercise any power or rights arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement, affect or impair Franchisor's rights, nor shall such constitute a waiver by Franchisor of any rights hereunder or right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payments due to it shall not be deemed to be a waiver by Franchisor of any preceding breach by Developer of any terms, covenants, or conditions of this Agreement.


XI.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     11.01. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Developer is an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     11.02. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

     11.03. Developer understands and agrees that nothing in this Agreement authorizes the Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or any other obligation in Franchisor's name, and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action or by reason of any act or omission of Developer, or any claim or judgement arising therefrom. Developer shall indemnify and hold Franchisor and Franchisor's officers, directors, shareholders, and employees, harmless against any and all such claims arising directly or indirectly from, as a result of, or in connection with Developer's activities, as well as the cost, including attorney's fees, of defending against such claims.

     11.04. Developer shall indemnify and hold Franchisor harmless for all costs, expenses, or losses incurred by Franchisor in enforcing the provisions hereof or in upholding the propriety of any action or determination by Franchisor pursuant to this Agreement, or arising in any manner from Developer's breach of or failure to perform any covenant or obligation hereunder, including, without limitation, reasonable attorney's fees incurred by Franchisor in connection with any litigation relating to any aspect of this Agreement, unless Developer shall be found, after due legal proceedings, to have complied with all of the terms, provisions, conditions and covenants hereof.

XII. APPROVALS

     12.01. Whenever this Agreement requires the prior approval of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as may otherwise be expressly provided herein, any approval or consent granted shall be in writing.

     12.02. Franchisor makes no warranties or guaranties upon which Developer may rely, and assumes no liability or obligation to Developer or any third party to which Franchisor would not otherwise be subject, by providing any waiver, approval, advice, consent, or services to Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.


XIII.  ACKNOWLEDGMENT

     13.01. Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and will be largely dependent upon the ability of Developer as an independent businessman. Franchisor expressly disclaims the making of, and Developer acknowledges not having received, any warranty or guaranty, expressed or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     13.02. Developer acknowledges that Developer has received, read, and understands this Agreement, the exhibits hereto, and agreements relating hereto, if any; and the Franchisor has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

     13.03. Developer acknowledges that Developer has received a complete copy of this Agreement, the exhibits hereto, and agreements relating hereto, if any, at least five (5) business days prior to the date upon which this Agreement was executed. Developer further acknowledges that Developer has received the Uniform Franchise Offering Circular required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.


XIV. SEVERABILITY AND CONSTRUCTION

     14.01. Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect to bind the parties; and said invalid portions, sections, parts, terms, and/or provisions shall be deemed not to be part of this Agreement.

     14.02. Except as has been expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, Franchisor's officers, directors, and employees, and Developer's and Franchisor's respective successors and assigns as may be contemplated (and, as to Developer, permitted) by Section VI hereof, any rights or remedies under or by reason of this Agreement.

     14.03. Developer expressly agrees to be bound by any covenant or promise imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court will hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such court order.

     14.04. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of the provisions hereof.

     14.05. All provisions of this Agreement which, by their terms or intent, are designed to survive the expiration or termination of this Agreement, shall so survive the expiration and/or termination of this Agreement.

     14.06. This Agreement may be executed in multiple originals and each copy so executed deemed an original.


XV.  ENTIRE AGREEMENT AND APPLICABLE LAW

     15.01. This Agreement, the documents referred to herein, and the exhibits hereto, constitute the entire, full, and complete agreement between Franchisor and Developer concerning the subject matter hereof and supersede any and all prior agreements. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

     15.02. APPLICABLE LAW. This Agreement takes effect upon its acceptance and execution by Franchisor and shall be interpreted and construed under the laws of the State of Georgia which laws shall prevail in the event of any conflict of law (without regard to, and without giving effect to, the application of Georgia choice of law or conflict of law rules) provided, however, that if the covenants in Article VIII of this Agreement would not be enforceable under the laws of Georgia, then such covenants shall be interpreted and construed under the laws of the State in which the Developer operates the Franchised Units developed hereunder, or in the State where Developer is domiciled if Developer, at such time, is not operating any Franchised Units. Nothing in this Section XV is intended by the parties to subject this Agreement to any franchise or similar law, rule, or regulation of the State of Georgia to which this Agreement would not otherwise be subject.

     15.03. The parties agree that any action brought by Developer against Franchisor in any court, whether federal or state, shall be brought within such state and in the judicial district in which Franchisor has its principal place of business. Any action brought by Franchisor against Developer in any court, whether federal or state, may be brought within the state and in the judicial district in which Franchisor has its principal place of business. Developer hereby consents to personal jurisdiction and venue in the state and judicial district in which the Franchisor has its principal place of business.

     15.04. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy herein, or by law or equity provided or permitted; but each shall be cumulative of any other right or remedy provided in this Agreement.

     15.05. Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed, and delivered this Agreement in multiple originals as of the day and year first above-written.

AFC ENTERPRISES, INC.                     DEVELOPER:



By:                                       By:
   ----------------------------------         ----------------------------------
Title:                                    Title:
      -------------------------------           --------------------------------

                                   EXHIBIT A
                              DEVELOPMENT SCHEDULE



                                                              CUMULATIVE
NUMBER OF                                                     NUMBER OF
FRANCHISED                                                    FRANCHISED
RESTAURANTS                                                   RESTAURANTS
TO BE OPENED AND                                              TO BE OPEN AND IN
IN OPERATION                     DATE OPENED                  OPERATION
------------                     -----------                  ---------



                         TO BE INITIALED BY BOTH PARTIES:



                         FRANCHISOR: ________   DEVELOPER: _______

                                  EXHIBIT "B"

                        DESCRIPTION OF DEVELOPMENT AREA










(THE FOLLOWING ARE SPECIFICALLY EXCLUDED FROM THE DEVELOPMENT AREA: MILITARY BASES, PUBLIC TRANSPORTATION FACILITIES, TOLL ROAD PLAZAS, UNIVERSITIES, RECREATIONAL THEME PARKS AND THE INTERIOR-STRUCTURAL CONFINES OF SHOPPING MALLS).



                        TO BE INITIALED BY BOTH PARTIES

                                  EXHIBIT  "C"

                              FRANCHISE AGREEMENT

                                       20